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Registration Statement No. 333-158199-10
Dated March 25, 2009
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. JPM-IV TO PROSPECTUS SUPPLEMENT
DATED MARCH 25, 2009 TO PROSPECTUS DATED MARCH 25, 2009

Credit Suisse

Return Enhanced Notes (REN)
Linked to the Performance of One or More Reference Shares or a Basket
and
Buffered Return Enhanced Notes (BREN)
Linked to the Performance of One or More Reference Shares or a Basket
and
Dual Directional Buffered Return Enhanced Notes (DD-BREN)
Linked to the Performance of One or More Reference Shares or a Basket
and
Notes Linked to a Weighted Basket of Two or More Return Enhanced Components

        The Return Enhanced Notes (REN), Buffered Return Enhanced Notes (BREN), Dual Directional Buffered Return Enhanced Notes (DD-BREN) and Notes linked to a weighted basket of two or more return enhanced components (either RENs, BRENs or DD-BRENs) offered by this product supplement, which we refer to as the "notes," will be linked to the performance of the equity securities ("reference shares") of one or more reference share issuers or to a weighted basket of reference shares. We refer to any such weighted basket as the "basket" and to the reference shares included in a basket each as a "basket component." As used in this product supplement, the term "equity shares" includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares ("ADSs"). If a reference share is an ADS, the term "reference share issuer" refers to the issuer of the equity securities underlying the ADS.

        This product supplement describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified in this product supplement. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

        The one or more reference shares or the basket to which the notes will be linked will be specified in the applicable pricing supplement. The maturity date of the notes will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on the final valuation date, unless otherwise specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the payment at maturity will depend on either the performance of one or more reference shares or the performance of the basket and whether the notes offered pursuant to the applicable pricing supplement are Return Enhanced Notes (REN), Buffered Return Enhanced Notes (BREN), Dual Directional Buffered Return Enhanced Notes (DD-BREN) or Notes linked to a weighted basket of two or more return enhanced components, as described more fully in this product supplement. For information regarding the calculation of your payment at maturity, see "Description of the Notes—Payment at maturity." Any payment at maturity you will be entitled to receive is subject to our ability to pay our obligations as they become due.

        Please refer to "Risk Factors" beginning on page PS-3 of this product supplement for risks related to an investment in the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this product supplement is May 22, 2009.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes. The information in this document may only be accurate on the date of this document.

        The notes described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.

        We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

i

SUMMARY

        The following is a summary of the terms of the notes and factors that you should consider before deciding to invest in the notes. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the notes and other considerations that are important in making a decision about investing in the notes. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the notes. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of notes will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in this product supplement and the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

        What are the Return Enhanced Notes ("REN"), the Buffered Return Enhanced Notes ("BREN"), the Dual Directional Buffered Return Enhanced Notes ("DD-BREN") and the Notes linked to a weighted basket of two or more return enhanced components and how is the payment at maturity calculated?

        The Return Enhanced Notes, Buffered Return Enhanced Notes, Dual Directional Buffered Return Enhanced Notes and Notes linked to a weighted basket of two or more return enhanced components, or the "notes," are medium-term notes issued by us, the return on which is linked to the performance of one or more reference shares, a basket, or two or more return enhanced components, as specified in the applicable pricing supplement. At maturity, you will be entitled to receive a cash payment equal to the payment at maturity, as described in this product supplement.

        For a description of how the payment at maturity will be calculated, please refer to "Description of the Notes—Payment at maturity" herein.

Are there risks involved in investing in the notes?

        An investment in the notes involves risks. Please see the "Risk Factors" section beginning on page PS-3.

Are the notes principal protected?

        An investment in the notes is not principal protected. In addition, any payment you are entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

Will I receive interest on the notes?

        You will not receive any interest payments on the notes for the entire term of the notes.

Will there be an active trading market in the notes?

        Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the notes. Credit Suisse Securities (USA) LLC ("CSSU") currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time.

        If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

What are the United States federal income tax consequences of investing in the notes?

        Please refer to "Certain United States Federal Income Tax Considerations" herein for a discussion of certain United States federal income tax considerations for making an investment in the notes.

RISK FACTORS

        A purchase of the notes involves risks. This section describes significant risks relating to the notes. You should read the following information about these risks, together with the other information contained or incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus before investing in the notes.

The notes are not principal protected

        An investment in the notes is not principal protected, and you may receive less at maturity than you originally invested in the notes, or you may receive nothing. For notes that are RENs, if the final share price of the relevant reference shares or the basket, as applicable, is less than its initial share price, you will be fully exposed to any depreciation in such reference shares or the basket, as applicable. In the case of a REN, the payment at maturity you will be entitled to receive will be less than the principal amount of the notes, and you could lose your entire investment if the final share price is less than the initial share price. For notes that are BRENs or DD-BRENs, if the final share price is less than the initial share price by more than the buffer amount, you will be fully exposed to any depreciation in such reference shares or the basket, as applicable, in excess of the buffer amount, and, if the applicable pricing supplement specifies a downside leverage factor greater than 1.0 or 100%, as applicable, you will be fully exposed to any such depreciation in excess of the buffer amount on a leveraged basis. In the case of a BREN or a DD-BREN, the payment at maturity you will be entitled to receive will be less than the principal amount of notes and you could lose your entire investment if the final share price is less than the initial share price by more than the buffer amount. For notes that are linked to a weighted basket of two or more return enhanced components, you may lose some or all of your investment if the component return for one or more of the return enhanced components is negative. Any payment you are entitled to receive at maturity is subject to our ability to satisfy our obligations as they become due. Please refer to "Description of the Notes—Payment at maturity" herein.

The notes do not pay interest

        We will not pay interest on the notes. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the payment at maturity is based on the performance of the relevant reference shares or the basket, as applicable. Because the payment due at maturity may be less than the amount originally invested in the notes, the return on the notes (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each note may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Any payment at maturity is subject to our ability to pay our obligations as they become due.

The notes are subject to the credit risk of Credit Suisse

        Although the return on the notes will be based on the performance of the one or more reference shares or the basket, as applicable, the payment of any amount due on the notes, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependant on Credit Suisse's ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market's view of our creditworthiness. In addition, any decline in our credit ratings or any increase in our credit spreads is likely to adversely affect the market value of the notes prior to maturity.

The notes may pay less than the full reference share appreciation

        If the notes are subject to a maximum return or a fixed payment percentage, the payment at maturity will be limited to such maximum return or such fixed payment percentage, even if the appreciation of the relevant reference shares, basket or return enhanced component, as applicable, is greater than such maximum return or fixed payment percentage.

There is potential for magnified losses on reference share returns

        For notes that are BRENs, DD-BRENs or notes linked to a weighted basket of two or more return enhanced components, any of which are BRENs or DD-BRENS, if the final share price decreases from the initial share price by more than the buffer amount, if any, specified in the applicable pricing supplement, you will be fully exposed to any depreciation in excess of the buffer amount. If the applicable pricing supplement specifies a downside leverage factor greater than 1.0 or 100%, as applicable, then you will be fully exposed to any depreciation in excess of the buffer amount on a leveraged basis. Accordingly, to the extent the applicable downside leverage factor is greater than 1.0 or 100% and the depreciation in the relevant reference shares, the basket or the return enhanced component exceeds the buffer amount, if any, the loss on a percentage basis will exceed the actual depreciation on a percentage basis, which will in turn have a negative impact on your payment at maturity.

You have no rights against the reference share issuers

        You will have no rights against any reference share issuer. The notes are not sponsored, endorsed, sold or promoted by any reference share issuer. No reference share issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No reference share issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in notes generally or the notes in particular, or the ability of any relevant reference shares to track general market performance. No reference share issuer is responsible for, or has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which the payment at maturity of the notes is to be determined. No reference share issuer has any liability in connection with the administration, marketing or trading of the notes.

The weight and the initial share price of each of the reference shares or return enhanced components included in the basket may be determined on a date later than the pricing date

        If so specified in the applicable pricing supplement, the weight of each of the reference shares or return enhanced components included in the basket, as applicable, may be determined on a date or dates after the pricing date. For example, the applicable pricing supplement may specify that the weights of the reference shares or return enhanced components included in the basket will be determined based on the relative magnitude of their respective returns on a specified valuation date or that the initial share price of the reference shares will be determined based on the highest, lowest or average price of the reference shares during a specified period. As a result, if the applicable pricing supplement so specifies, you will not know the weight and initial share price assigned to each of the reference shares or return enhanced components as applicable, until a date later than the pricing date, and you may not know the weight assigned to each of the reference shares prior to the final valuation date.

The payment at maturity may be dependant on the performance of the lowest performing reference shares

        If specified in the applicable pricing supplement, the payment at maturity may be dependant on the performance of the lowest performing of two or more reference shares. In this case, your notes will not be linked to a basket of the reference shares and therefore, you will be exposed to the performance of each of the individual reference shares to the same extent. For example, if the applicable pricing supplement specifies that your notes are linked to three reference shares and the return will be based on the performance of the lowest performing reference shares, the return on your investment will be negative if the price of one of the reference shares decreases during the term of the notes (and in the case of BRENs and DD-BRENs, if such decrease is greater than the buffer amount), even if price of two of the reference shares increases during the term of the notes.

The final share price for the relevant reference shares or the basket may be less than the closing price of such reference shares or the closing level of the basket on the maturity date of the notes or at other times during the term of the notes

        The calculation agent will calculate the payment at maturity by comparing only the initial share price and final share price of the relevant reference shares or the basket, as applicable, on the valuation date or dates specified in the applicable pricing supplement. Because the final share price for the relevant reference shares or the basket, as applicable, is calculated based on the closing price of such reference shares or the closing level of the basket, as applicable, on the valuation date or dates, the closing price of such reference shares or the closing level of the basket, as applicable, on the maturity date or at other times during the term of the notes, including dates near the valuation date or dates, could be higher than the final share price for such reference shares or the basket, as applicable. This difference could be substantial if there is a significant increase in the closing price of the relevant reference shares or the closing level of the basket, as applicable, after the final valuation date, if there is a significant decrease in the closing price of the relevant reference shares or the closing level of the basket, as applicable, around the time of the valuation date or dates or if there is significant volatility in the closing price of such reference shares or the closing level of the basket, as applicable, during the term of the notes (especially on dates near the valuation date or dates). For example, when the valuation date for the relevant reference shares or the basket, as applicable, is near the end of the term of the notes, then if the closing price for such reference shares or the closing level of the basket, as applicable, increases or remains relatively constant during the initial term of the notes and then decreases below the initial share price, the final share price may be significantly less than if it were calculated on a date earlier than the valuation date. In this case, you may receive a lower payment at maturity than you would have received if you had invested directly in the reference shares or the basket for which there is an active secondary market.

The notes are not designed to be short-term trading instruments

        The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount, even in cases where the relevant reference shares or basket has appreciated during the term of the notes. The potential returns described in the applicable pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity. You should be willing and able to hold your notes to maturity.

No ownership rights relating to the reference shares

        Your return on the notes will not reflect the return you would realize if you actually owned the relevant reference shares. The payment of dividends on the reference shares generally has no effect on the calculation of the price of such reference shares. Therefore, the return on your investment, which is based on the percentage change in the relevant reference shares or the basket, as applicable, is not the same as the total return based on the purchase of the reference shares or the basket, as applicable. As an investor in the notes, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the reference shares.

There may be little or no secondary market for the notes

        Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily or at a price advantageous to you. CSSU currently intends to make a market in the notes, although it is not required to do so and may stop making a market at any time. If you have to sell your notes prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

The United States federal income tax consequences of the notes are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the notes and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the notes may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the notes and the price at which CSSU may be willing to purchase or sell the notes in the secondary market, including:

  •
  the current price of the relevant reference shares or the current level of the basket, as applicable;

  •
  interest and yield rates in the market;

  •
  the volatility of the relevant reference shares or the basket, as applicable;

  •
  the dividend rate paid on the relevant reference shares (while not paid to holders of the notes, dividend payments on the relevant reference shares may influence the market prices of the relevant reference shares and the market value of options on the relevant reference shares and therefore affect the market value of the notes);

  •
  the occurrence of certain events affecting the reference share issuer that may or may not require an adjustment to the applicable share adjustment factor, including a merger or acquisition or, in the case of an ADS, the selection of the successor reference shares;

  •
  economic, financial, political and regulatory or judicial events that affect the relevant reference shares or the basket, as applicable, or stock markets generally and which may affect the price of the relevant reference shares or the basket;

  •
  if the relevant reference shares are ADSs, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the applicable underlying equity securities are traded;

  •
  the time remaining to the maturity of the notes; and

  •
  our creditworthiness, including actual or anticipated downgrades to our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

Our hedging activity may affect the value of the relevant reference shares and therefore the market value of the notes

        We expect to hedge our obligations under the notes through one or more of our affiliates. This hedging activity will likely involve trading the relevant reference shares or in other instruments, such as options, swaps or futures, based upon such reference shares. This hedging activity could affect the value of the relevant reference shares and therefore the market value of the notes. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the notes declines.

Historical performance of the relevant reference shares or the basket, as applicable, is not indicative of future performance

        The future performance of the relevant reference shares or the basket, as applicable, cannot be predicted based on its historical performance. We cannot guarantee that the price of such reference shares or the level of the basket will be at a price or level, as applicable, that would result in a positive return on your overall investment in the notes.

For notes linked to the performance of two or more reference shares, you will be fully exposed to the risk of fluctuations in the prices of each of the reference shares

        If the applicable pricing supplement specifies that the notes are linked to the performance of two or more reference shares, the notes will be linked to the individual performance of each of the reference shares. In such case, because such notes are not linked to a basket of such reference shares, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the prices of the reference shares to the same degree for each of the reference shares. For example, the applicable pricing supplement could specify that the notes are linked to a basket comprised of three reference shares or that the notes are linked to the lowest performing of three reference shares. In the case of notes linked to such a basket, the return would depend on the weighted aggregate performance of the reference shares as reflected by the basket return. Thus, the depreciation of any of the reference shares could be mitigated by the appreciation of another of the reference shares, to the extent of their weightings in the basket. In the case of notes linked to the lowest performing of three reference shares, the individual performances of each of the of the reference shares would not be combined to calculate your return and the depreciation of any of such reference shares would not be mitigated by the appreciation of any of the other reference shares. Instead, your return would depend on the lowest performing of the three reference shares to which the notes are linked.

In the case of notes linked to a basket, the basket components may not be equally weighted

        The notes may be linked to a basket composed of two or more reference shares. Each such basket component may have a different weight in determining the value of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, for a basket composed of four components, the applicable pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the basket components is that if a higher-weighted basket component performs poorly and a lower-weighted basket component performs well, the basket closing price will reflect the poor performance of the higher-weighted basket component more than it reflects the strong performance of the lower-weighted basket component, which may have an adverse effect on the value of the notes.

If the notes are linked to a basket, changes in the value of one or more of the basket components comprising the basket may offset each other

        If the notes are linked to a basket comprised of two or more reference shares, price movements in such reference shares may not correlate with each other. At a time when the price of one or more of the reference shares comprising the basket increases, the price of one or more of the other reference shares comprising the basket may not increase as much or may decline.

        Therefore, in calculating the basket closing level as of any valuation date, increases in the price of one or more of the reference shares comprising the basket may be moderated, or wholly offset, by declines in the price of one or more of the other reference shares comprising the basket. You can review the historical prices of each of the reference shares comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the reference shares comprising the basket or of the basket as a whole, or whether increases in the prices of any of the reference shares comprising the basket will be offset by decreases in the prices of other reference shares, based on their historical performance.

If the relevant reference shares are ADSs, fluctuations in exchange rates will affect your investment

        There are significant risks related to an investment in a note that is linked, in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an underlying equity security that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable underlying equity security or underlying equity securities. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of such underlying stock on non-U.S. securities markets and, as a result, may affect the market price of such ADS, which may consequently affect the value of the notes.

We have no control over exchange rates

        Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a note that is linked , in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an underlying stock that is quoted and traded in a foreign currency.

        We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If the relevant reference shares are ADSs, an investment in the notes is subject to risks associated with non-U.S. securities markets

        If the notes are linked, in whole or in part, to the value of the ADSs of one or more foreign issuers representing interests in non-U.S. equity securities an investment in the notes involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

        The prices of equity securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

        Some or all of these factors may influence the price of the ADSs and therefore, an investment in notes linked to the ADSs. The impact of any of these factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the ADSs based on their historical performance. The value of the ADSs may decrease such that you may not receive any return of your investment. There can be no assurance that the price of the ADSs will not decrease so that at maturity you will not lose some or all of your investment.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

        If your note is linked, in whole or in part, to the performance of the ADSs of one or more foreign issuers, you should be aware that your note is linked, in whole or in part, to the prices of the ADSs and not to the applicable underlying equity security or underlying securities, and there exist important differences between the rights of holders of ADSs and the underlying equity securities or underlying equity securities. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of the equity securities of the foreign issuer. For example, the foreign issuer may make distributions in respect of its equity securities that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the value of the notes.

In some circumstances, the payment you receive on the notes may be based on the equity securities (or ADSs, as applicable) of one or more companies that are not the relevant reference share issuer.

        Following certain corporate events relating to the relevant reference shares where the reference share issuer is not the surviving entity, a portion of the amount you receive at maturity may be based on the equity securities of a successor to such reference share issuer or any cash or any other assets distributed to holders of such reference shares as a result of such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called "Description of the Notes—Anti-dilution adjustments—Reorganization events."

        In addition, for notes linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the reference share issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a), (i) replace that ADS with the ADS of a company selected from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the reference share issuer of that original ADS is organized, or has its principal executive office, and that are then registered to trade on the New York Stock Exchange ("NYSE") or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code ("SIC Code") as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized, or has its principal executive office and that are then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the equity securities of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable underlying equity securities to be the reference shares. You should read the section of this product supplement called "Description of the Notes—Anti-dilution adjustments—Delisting of ADSs or termination of ADS facility" for more information. Replacing the original ADS serving as a reference shares with another ADS may materially and adversely affect the value of the notes.

There may be potential conflicts of interest

        We, CSSU and/or any other affiliate may from time to time buy or sell the relevant reference shares or derivative instruments related to any of the relevant reference shares for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such reference shares, and thus affect the market value of the notes.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the notes, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Finally, we and our affiliates may, now or in the future, engage in business with the reference share issuers, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of a reference share issuers. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the price of such reference shares and, consequently, the market price of the notes and the payment at maturity.

The inclusion in the original issue price of each agent's commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity

        While the payment at maturity will be based on the full principal amount of your notes as described in the applicable pricing supplement, the original issue price of the notes includes each agent's commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such agent's commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU a result of such compensation or other transaction costs.

Anti-dilution protection is limited

        The calculation agent will make adjustments to the share adjustment factor applicable to the relevant reference shares for certain events affecting such reference shares. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See "Description of the Notes—Anti-dilution adjustments" for further information.

Market disruptions may adversely affect your return

        The calculation agent may, in its discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the relevant reference shares on any trading day during the term of the notes or from calculating the payment at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the valuation dates and the maturity date will be postponed and your return will be adversely affected. No interest or other payment will be payable as a result of such postponement.

A market disruption event may postpone the calculation of the closing price or closing level as applicable, on a valuation date or the maturity date

        If the calculation agent determines that a market disruption event, as defined herein, exists in respect of the relevant reference shares on a valuation date, then such valuation date for such reference shares will be postponed to the first succeeding exchange business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such reference shares, unless the calculation agent determines that a market disruption event in respect of such reference shares exists on each of the five exchange business days immediately following the scheduled valuation date. In that case, (a) the fifth exchange business day following the scheduled valuation date will be deemed to be the valuation date for such reference shares, notwithstanding the existence of a market disruption event in respect of such reference shares, and (b) the calculation agent will determine the closing price for such reference shares for such final valuation date on that fifth succeeding exchange business day using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in such reference shares has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the applicable exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of the reference shares. If the notes are linked to a basket consisting of two or more reference shares, the valuation date or dates for each basket component not affected by a market disruption event will be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of one or more reference shares on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which a closing price for each of the reference shares has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Notes—Maturity date" and "Description of the Notes—Market disruption events" herein.

Holdings of the notes by our affiliates and future sales may affect the price of the notes

        Certain of our affiliates may purchase some of the notes for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the notes offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the notes held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the notes may fall. The negative effect of such sales on the prices of the notes could be more pronounced if secondary trading in the notes is limited or illiquid.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the notes and any such research, opinions or recommendations could affect the price of the relevant reference shares or the level of the basket, as applicable, to which the notes are linked or the market value of the notes

        We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the notes, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

There is no assurance that an active trading market will continue for the relevant reference shares or that there will be liquidity in the trading market

        Although the relevant reference shares to which your notes may be linked, are listed for trading on various securities exchanges and a number of similar equity securities have been traded on other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the such reference shares or that there will be liquidity in the trading market.

We have no affiliation with the reference share issuers

        The reference share issuers are not affiliate of ours and will not be involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control of the actions of the issuers of the reference shares, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The issuers of the reference shares have no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the reference shares.

        In addition, as we are not affiliated with the issuers of the reference shares, we do not assume any responsibility for the adequacy of the information about the reference shares or the issuers contained in this product supplement, any pricing supplement or in any of the reference share issuers' publicly available filings. We are not responsible for such issuers' public disclosure of information on themselves or the reference shares, whether contained in Securities and Exchange Commission, which we refer to as the SEC, filings or otherwise. As an investor in the notes, you should make your own investigation into the reference shares.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the notes as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-9 of the prospectus supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the notes. In addition, we may also invest the proceeds temporarily in short-term securities.

        One or more of our affiliates before and following the issuance of any notes may acquire or dispose of positions relating to the relevant reference shares or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such reference shares to hedge our obligations under the notes. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the prices of the reference shares. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the price of the relevant reference shares, there can be no assurance that the prices of the reference shares will not be affected.

        From time to time after issuance and prior to the maturity of the notes, depending on market conditions (including the prices of the reference shares), in connection with hedging certain of the risks associated with the notes, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to the reference shares. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the relevant reference shares, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any notes. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular exchange or market.

        The original issue price of the notes will include the commissions paid to CSSU with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

 DESCRIPTION OF THE NOTES

        This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

General

        The notes are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more reference shares or a weighted basket. The applicable pricing supplement will specify the relevant reference shares or the basket to which the notes are linked.

        The notes will not be listed on any securities exchange.

Interest

        We will not pay you interest during the term of the notes.

Redemption at the option of the note holder; defeasance

        The notes are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date of the notes will be specified in the applicable pricing supplement and is subject to postponement as described herein under "—Market disruption events." Unless otherwise specified in the applicable pricing supplement, no interest or other payment will be payable because of any postponement of the maturity date.

Payment at maturity

        Unless previously redeemed, or purchased by us and cancelled, each note will be redeemed on the maturity date at the cash payment described below.

        Unless otherwise specified in the applicable pricing supplement, the payment at maturity on the notes will depend on whether the notes offered pursuant to the applicable pricing supplement are Return Enhanced Notes (REN), Buffered Return Enhanced Notes (BREN), Dual Directional Buffered Return Enhanced Notes (DD-BREN) or Notes linked to a weighted basket of two or more REN, BREN or DD-BREN components, as described below.

Return Enhanced Notes (REN)

        The Return Enhanced Notes, which do not feature a buffer, will be linked to the performance of the relevant reference shares or the basket, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final share price of the relevant reference shares or the basket, as applicable, relative to the initial share price and will be calculated as follows:

  •
  If the final share price is greater than the initial share price, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return on your investment equal to the reference share return multiplied by, if applicable, the upside leverage factor, subject, if applicable, to the maximum return or fixed payment percentage on the note and calculated as follows:

$1,000 + ($1,000 × reference share return × upside leverage factor)

  •
  If the final share price is equal to the initial share price, you will be entitled to receive a cash payment at maturity of $1,000 per $1,000 principal amount of notes.

  •
  If the final share price is less than the initial share price, you will lose an amount equal to 1% of the principal amount of your notes for every 1% that the final share price declines from the initial share price. Under these circumstances, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes, calculated as follows:

$1,000 + ($1,000 × reference share return)

        For Return Enhanced Notes, which do not feature a buffer, you will lose some or all of your investment at maturity if the final share price is less than the initial share price.

Buffered Return Enhanced Notes (BREN)

        The Buffered Return Enhanced Notes will be linked to the performance of the relevant reference shares or the basket, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final share price of the relevant reference shares or the basket, as applicable, relative to the initial share price and the buffer amount and will be calculated as follows:

  •
  If the final share price is greater than the initial share price, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return on your investment equal to the reference share return multiplied by, if applicable, the upside leverage factor, subject, if applicable, to the maximum return or fixed payment percentage on the note and calculated as follows:

$1,000 + ($1,000 × reference share return × upside leverage factor)

  •
  If the final share price is equal to the initial share price or declines from the initial share price and such decline is equal to or less than the buffer amount, you will be entitled to receive a cash payment at maturity of $1,000 per $1,000 principal amount of notes.

  •
  If the final share price is less than the initial share price by more than the buffer amount, for every 1% that the final share price declines from the initial share price beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor, and you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes, calculated as follows:

$1,000 + [$1,000 × (reference share return + buffer amount) × downside leverage factor]

        For Buffered Return Enhanced Notes, you will lose some or all of your investment at maturity if the final share price declines from the initial share price by more than the buffer amount.

Dual Directional Buffered Return Enhanced Notes (DD-BREN)

        The Dual Directional Buffered Return Enhanced Notes will be linked to the performance of the relevant reference shares or the basket, as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final share price of the relevant reference shares or the basket, as applicable, relative to the initial share price and the buffer amount and will be calculated as follows:

  •
  If the final share price is greater than the initial share price, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return on your investment equal to the reference share return multiplied by, if applicable, the upside leverage factor, subject, if applicable, to the maximum return or fixed payment percentage on the note and calculated as follows:

$1,000 + ($1,000 × reference share return × upside leverage factor)

  •
  If the final share price is equal to the initial share price, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes of $1,000.

  •
  If the final share price declines from the initial share price and such decline is equal to or less than the buffer amount, you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes that provides you with a return per $1,000 principal amount of notes equal to the absolute value of the reference share return, calculated as follows:

$1,000 + ($1,000 × absolute reference share return)

  •
  If the final share price is less than the initial share price by more than the buffer amount, for every 1% that the final share price declines from the initial share price beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor, and you will be entitled to receive a cash payment at maturity per $1,000 principal amount of notes, calculated as follows:

$1,000 + [$1,000 × (reference share return + buffer amount) × downside leverage factor]

        For Dual Directional Buffered Return Enhanced Notes, you will lose some or all of your investment at maturity if the final share price declines from the initial share price by more than the buffer amount.

Notes linked to a weighted basket of return enhanced components

        The Notes linked to a weighted basket of two or more return enhanced components. The "return enhanced components" may be either REN components, BREN components, DD-BREN components or any combination thereof, as specified in the applicable pricing supplement.

        The applicable pricing supplement will specify either (i) the weight of each return enhanced component, which will be fixed for the term of the notes or (ii) the manner in which the weight of each return enhanced component will be determined. We refer to each such weight as a "component weighting." For each return enhanced component, the applicable pricing supplement will specify whether such component is a REN component, a BREN component or a DD-BREN component. Each return enhanced component will be linked to a reference share, as specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the payment at maturity you will be entitled to receive will be based on the value of the final level of the basket relative to the initial level of the basket, which in turn is based on the performance of each of the return enhanced components and will be calculated as follows:

$1,000 + ($1,000 × basket return)

        With respect to notes linked to a weighted basket of return enhanced components, the "basket return" will be equal to the sum of the products of (a) the component return of each return enhanced component and (b) the component weighting of such return enhanced component. With respect to each return enhanced component, the "component return" will be calculated as specified in the applicable pricing supplement. If applicable and as specified in the applicable pricing supplement, the component return of each return enhanced component may be subject to a maximum return, an upside leverage factor and/or a downside leverage factor. If the applicable pricing supplement specifies a maximum return is applicable with respect to a return enhanced component, any appreciation in such return enhanced component will be limited to such maximum return.

General terms that may be applicable to the notes

        If applicable, the "fixed payment percentage" is a percentage that will be determined on the pricing date and that will be set forth in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a fixed payment percentage, the appreciation of the notes will be limited to the fixed payment percentage, even if the reference share return is greater than such fixed payment percentage.

        If applicable, the "maximum return" is a percentage that will be determined on the pricing date and that will be specified in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a maximum return, the appreciation of the notes will be limited to the maximum return even if the reference share return multiplied by the upside leverage factor, if applicable, is greater than such maximum return.

        If applicable, the "upside leverage factor" will be a number or percentage as specified in the applicable pricing supplement. If applicable, the "downside leverage factor" will be a number or percentage as specified in the applicable pricing supplement.

        The method of calculating the "reference share return" and the "absolute reference share return" will be as specified in the applicable pricing supplement. In addition, the applicable pricing supplement may specify that the notes will be linked to the performance of the lowest performing of two or more reference shares. If applicable, the method of determining the "lowest performing reference share" will be as specified in the applicable pricing supplement.

        If the notes are linked to a basket of two or more reference shares in the applicable pricing supplement, we may refer to the "reference share return" as the "basket return" and the "initial share price" and "final share price" as "initial level" and "final level", respectively.

        The method of calculating the "basket return," and the method of determining the "initial level" and the "final level" of a basket will be as specified in the applicable pricing supplement. The final level will be subject to the provisions described in "—Market disruption events" herein.

        The method of determining the "initial share price" and the "final share price" will be specified in the applicable pricing supplement. The final share price will be subject to the provisions described in "—Market disruption events" herein.

        If applicable, the "buffer amount" will be set forth in the applicable pricing supplement.

        The "valuation date" will be the date or dates specified in the applicable pricing supplement, or the next succeeding exchange business day if the scheduled valuation date is not an exchange business day, subject to the market disruption provisions described in "—Market disruption events" herein.

        The "price" of the reference shares at any time during the term of the notes will equal the price of one share for such reference share on the relevant exchange at such time, as specified in the applicable pricing supplement, in all cases as determined by the calculation agent.

        For a basket, the "level", on any exchange business day or trading day, will be the price of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        For a reference share, the "closing price" for one share of the reference shares (or one unit of any other security for which a closing price must be determined) on any exchange business day or trading day means:

  •
  if such reference share (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such reference share (or any such other security) is listed or admitted to trading, or

  •
  if such reference share (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by the Financial Industry Regulatory Authority (the "FINRA") (the "OTC Bulletin Board"), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day,

  •
  with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary non-U.S. securities exchange or market on which the security is listed or admitted to trading, or

  •
  otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such reference share (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

        For a basket, the "closing level", on any exchange business day or trading day, will be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

        An "exchange business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined below), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which any reference share is traded. "Related exchange" means any exchange on which futures or options contracts relating to the reference share are traded.

        A "trading day" is any day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for the reference shares.

        The "share adjustment factor" will initially be set equal to 1.0 on the date the notes are priced for initial sale to the public and will be subject to adjustment as described under "—Anti-dilution adjustments" herein.

Market disruption events

        A "market disruption event" is, in respect to the reference shares:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of such reference shares on the relevant exchange for such reference shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

          (b)   a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference shares as a result of which the reported trading prices for such reference shares during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

          (c)   a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such reference shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market; or

          (d)   a decision to permanently discontinue trading in such related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference shares or any instrument related to such reference shares or to adjust or unwind all or a material portion of any hedge position in such reference shares with respect to the notes.

        For the purpose of determining whether a market disruption event has occurred:

          (a)   a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to such reference shares,

          (b)   limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and

          (c)   a suspension of trading in futures or options contracts on such reference shares by the primary exchange or market for trading in such contracts, if available, by reason of:

      •
      a price change exceeding limits set by such exchange or market,

      •
      an imbalance of orders relating to such contracts, or

      •
      a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference shares, as determined by the calculation agent in its sole discretion; and

          (d)   a "suspension, absence or material limitation of trading" on the primary exchange or market on which futures or options contracts related to such reference shares are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

        If the calculation agent determines that on a valuation date a market disruption event exists in respect of a reference shares, then that valuation date will be postponed to the first succeeding exchange business day on which the calculation agent determines that no market disruption event exists in respect of such reference shares, unless the calculation agent determines that a market disruption event in respect of such reference shares exists on each of the five exchange business days immediately following the valuation date. In that case, (a) the fifth succeeding exchange business day after the scheduled valuation date will be deemed to be the valuation date for such reference shares, notwithstanding the market disruption event in respect of such relevant shares, and (b) the calculation agent will determine the closing price for the valuation date on that deemed valuation date in accordance with the formula for and method of calculating such reference shares last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement price that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of the reference shares.

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the reference shares on the final valuation date, the maturity date of the notes will be the fifth business day following the day on which the closing price for the valuation date for the reference shares has been calculated.

        If the notes are linked to a basket, the valuation dates for each basket component comprising the basket not affected by a market disruption event will be the scheduled valuation dates. In the event that a market disruption event exists in respect of a basket component that comprises the basket on the final valuation date, the maturity date of the notes will be postponed to the fifth business day following the day as of which the final share price for each basket component comprising the basket has been calculated.

        If the existence of a market disruption event results in a postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Anti-dilution adjustments

        For purposes of these adjustments, except as noted below, if an ADS is serving as a reference share, all adjustments to the share adjustment factor for such reference shares will be made as if the applicable underlying equity security is serving as such reference share. Therefore, for example, if the applicable underlying equity security is subject to a two-for-one stock split and assuming the share adjustment factor for such reference shares is equal to one, the share adjustment factor for such reference shares would be adjusted to be equal to two. If the relevant reference shares are ADSs, the term "dividend" used in this section, with respect to such reference shares, will mean, unless we specify otherwise in the relevant pricing supplement, the dividend paid by the issuer of the applicable underlying equity security, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

        If ADSs are serving as the relevant reference shares, no adjustment to the applicable ADS price or the applicable share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has adjusted the number of shares of the applicable underlying equity security represented by each such ADS so that such ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of the applicable underlying equity security represented by each such ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

        If the relevant reference shares are subject to a stock split or reverse stock split, then once any split has become effective, the share adjustment factor relating to such reference shares will be adjusted so that the new share adjustment factor equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  the number of shares which a holder of one share of such reference shares before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends or distributions

        If the relevant reference shares are subject to a (i) stock dividend, i.e., an issuance of additional shares of such reference shares, that is given ratably to all or substantially all holders of such reference shares, or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer, then, once the dividend or distribution has become effective and such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  the number of additional shares issued in the stock dividend or distribution with respect to each share of such reference shares.

Non-cash dividends or distributions

        If the reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all or substantially all holders of such reference shares (other than (i) dividends, distributions, rights or warrants referred to under "—Stock splits and reverse stock splits" or "—Stock dividends or distributions" above or "—Issuance of transferable rights or warrants" below and (ii) cash distributions or dividends referred under "—Extraordinary cash dividends or distributions" below), then, once the dividend or distribution has become effective and such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  a fraction, the numerator of which is the current market price of one share of such reference shares and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

        The "current market price" of the reference shares means the arithmetic average of the closing prices of one share of such reference shares for the ten exchange business days prior to the exchange business day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the share adjustment factor for such reference shares.

        The "ex-dividend date," with respect to a dividend or other distribution on the reference shares, means the first trading day on which transactions in such reference shares trade on the relevant exchange without the right to receive that dividend or other distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the applicable reference shares are ADSs on a non-U.S. securities exchange or market, the fair market value will equal the closing price of such distributed property on such ex-dividend date, as determined by the calculation agent.

        Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled "—Reorganization events" below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor for such reference shares and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled "—Reorganization events." A distribution on a reference share described in the section entitled "—Issuance of transferable rights or warrants" that also would require an adjustment under this section will only cause an adjustment pursuant to the section entitled "—Issuance of transferable rights or warrants."

Extraordinary cash dividends or distributions

        If the reference share issuer pays dividends or makes other distributions consisting exclusively of cash to all holders of such reference shares during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this "—Extraordinary cash dividends or distributions" section, exceeds the dividend threshold for such reference shares, then, once the dividend or distribution has become effective and such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the amount by which such current market price exceeds the aggregate amount in cash per share the reference share issuer distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this "—Extraordinary cash dividends or distributions" section to holders of such reference shares in excess of the dividend threshold for such reference shares.

        For the avoidance of doubt, the share adjustment factor for the relevant reference shares may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the dividend threshold for such reference shares. If the share adjustment factor for such reference shares has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the dividend threshold for such reference shares, subsequent adjustments will be made if the reference share issuer pays cash dividends or makes other distributions during such quarterly fiscal period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the share adjustment factor for such reference shares (because of cash dividends or distributions that exceed the dividend threshold for such reference shares) exceeds the dividend threshold for such reference shares. Such subsequent adjustments to the share adjustment factor for such reference share will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the share adjustment factor for such reference shares because of cash dividends or distributions that exceed the dividend threshold for such reference shares.

        The "dividend threshold," with respect to the relevant reference shares, is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of such reference shares plus (y) 10% of the closing price of one share of such reference shares on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant pricing supplement.

Issuance of transferable rights or warrants

        If the reference share issuer issues transferable rights or warrants to all holders of such reference shares to subscribe for or purchase such reference shares, including new or existing rights to purchase such reference shares at an exercise price per share less than the closing price of one share of such reference shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder's rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the share adjustment factor for such reference shares will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  the number of such reference shares that can be purchased with the cash value of such warrants or rights distributed on one share of such reference shares.

        The number of reference shares that can be purchased will be based on the closing price of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange or, in the case of reference shares that are ADSs, on a non-U.S. securities exchange or market, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, as applicable, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor for such reference share is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

Reorganization events

        If prior to the maturity date,

          (a)   there occurs any reclassification or change of the relevant reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer,

          (b)   the reference share issuer, or any surviving entity or subsequent surviving entity of the reference share issuer (a "successor entity"), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding reference shares are exchanged for or converted into other property,

          (c)   any statutory exchange of the reference shares of the reference share issuer or any successor entity with another corporation occurs, other than pursuant to clause (b) above,

          (d)   the reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

          (e)   the reference share issuer issues to all of its shareholders equity securities of an issuer other than the reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a "spin-off event"), or

          (f)    a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the reference share issuer and is consummated and completed in full for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a "reorganization event"), then the initial share price and the final share price for such reference shares will be adjusted as set forth below.

        If a reorganization event with respect to the relevant reference shares occurs, in each case as a result of which the holders of such reference shares receive Exchange Property, then the final share price for such reference shares will be determined by reference to the value of the Exchange Property following the effective date for such reorganization event (or, if applicable, in the case of a spin-off event, the initial share price for such reference shares will be adjusted based on the closing price of one share of such reference shares immediately preceding and immediately succeeding the ex-dividend date for the distribution of equity securities subject to such spin-off event). The value of the Exchange Property will be calculated as the sum of the value of the components of the Exchange Property as described below:

  •
  If the Exchange Property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by American depository receipts) traded on the NYSE, the NYSE Alternext US LLC, or The NASDAQ Stock Market ("Exchange Traded Securities"), the value of such Exchange Property will equal the closing price of the securities composing the Exchange Property.

  •
  if the Exchange Property consists of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent will value such Exchange Property as if such Exchange Property was liquidated on the date the reference share issuer received all such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property will equal the aggregate cash amount, including both the Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of the non-cash Exchange Property.

        "Exchange Property," with respect to the relevant reference shares that is subject to a reorganization event, will consist of any reference shares continued to be held by the holders of such reference shares, and any securities, cash or any other assets distributed to the holders of such reference shares with respect to one share, in or as a result of, the reorganization event. No interest will accrue on any Exchange Property.

        In the event Exchange Property consists of securities, those securities will, in turn, be subject to the anti-dilution adjustments contained herein.

        In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

        The calculation agent will be solely responsible for the determination and calculation of the Exchange Property if a reorganization event occurs, the value thereof and its effect on the initial share price of the relevant reference shares, and its final share price. The calculation agent's determinations and calculations, and its adjustments of the prices of the reference shares, shall be conclusive absent manifest error.

        If a reorganization event (other than a spin-off event) with respect to the relevant reference shares occurs, then, on and after the effective date of such reorganization event:

          (1)   the initial share price for such reference shares will not be further adjusted under this "—Reorganization events" section; and

          (2)   (a) if the notes linked to a single reference share, the final share price will equal the sum of:

    •
    the closing price of any Exchange Traded Securities composing the Exchange Property on the valuation date, or the arithmetic average of the closing prices of any Exchange Traded Securities composing the Exchange Property on each of the valuation dates, in each case times the share adjustment factor for such Exchange Traded Securities (which will be reset to equal 1.0 on the effective date of the reorganization event) on such date; provided that, for notes with valuation dates, if an adjustment to the share adjustment factor would have become effective in accordance with "—Anti-dilution adjustments" above after the first valuation date but on or prior to the final valuation date, the share adjustment factor will be so adjusted for the event giving rise to such adjustment effective date only on the valuation dates occurring on or after such adjustment effective date;

    •
    the aggregate cash amount of any Exchange Property consisting of cash; and

    •
    the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on the final valuation date.

          (b)   if the notes linked to a basket, the final share price of such reference shares on any trading day on and after the effective date of the reorganization event will equal the sum of:

    •
    the closing price of any Exchange Traded Securities composing the Exchange Property on such trading day times the share adjustment factor for such Exchange Traded Securities (which will be reset to equal 1.0 on the effective date of the reorganization event) on such trading day;

    •
    the aggregate cash amount of any Exchange Property consisting of cash; and

    •
    the aggregate cash amount resulting from the valuation or liquidation of the non-cash Exchange Property that is not an Exchange Traded Security on such trading day.

        If a spin-off event with respect to the relevant reference shares occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such spin-off event:

          (A)  the initial share price of such reference shares will be adjusted on the ex-dividend date for the distribution of equity securities subject to such spin-off event so that the new initial share price for such reference shares will equal the product of (i) the initial share price of such reference shares immediately prior to the ex-dividend date with respect to the spin-off event and (ii) a fraction, the numerator of which is equal to the closing price per share of such reference shares on the trading day immediately succeeding the ex-dividend date with respect to the spin-off event, and the denominator of which is the closing price per share of such reference shares on the trading day immediately preceding the ex-dividend date with respect to the spin-off event; and

          (B)  the final share price for such reference share on any trading day on and after the ex-dividend date with respect to the spin-off event will not be further adjusted under this "—Reorganization events" section.

Delisting of ADSs or termination of ADS facility

        If an ADS serving as the relevant reference shares (the "original reference shares") is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying equity security and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the "change date"), the calculation agent, in its sole discretion without consideration for the interests of investors, will either (A) determine the successor reference shares (as defined below) to such ADS after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the "successor reference shares" and such successor equity security issuer, a "successor reference share issuer") or (B) select the applicable underlying equity security to replace such reference shares.

        The "successor reference shares" with respect to an ADS will be the ADS of a company selected by the calculation agent from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the reference share issuer of such original reference shares is organized, or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code ("SIC Code") as such original reference shares that, in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the underlying equity security for which is) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the notes with respect to such ADS (a "Hedging Restriction"); provided further that if the successor reference shares cannot be identified as set forth above for which a Hedging Restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized, or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized, or has its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be a equity security of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

        Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under "—Delisting of ADSs or termination of ADS facility," on and after the change date, references in this product supplement or the relevant pricing supplement to such "reference shares" will no longer be deemed to refer to the original reference shares and will be deemed instead to refer to any such successor reference shares for all purposes, and references in this product supplement or the relevant pricing supplement to "reference share issuer" of the original reference shares will be deemed to be to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under "—Delisting of ADSs or termination of ADS facility," on and after the change date, (i) the initial share price for such successor reference shares will be equal to the initial share price of the original reference shares, (ii) (1) for notes linked to a single reference share, the final share price for such successor reference shares will be the closing price of one share of such successor reference shares on the valuation date or the arithmetic average of the closing prices of one share of such successor reference shares, in each case times the share adjustment factor on such date, provided that, for notes with valuation dates, if an adjustment to the share adjustment factor for such successor reference shares would have become effective in accordance with "—Anti-dilution adjustments" above after the first valuation date but on or prior to the final valuation date, the share adjustment factor for such successor reference shares will be so adjusted for the event giving rise to such adjustment effective date only on the valuation dates occurring on or after such adjustment effective date, or (2) for notes linked to a basket, the final share price for such successor reference shares on any trading day will be the closing price of one share of such successor reference shares on such trading day times the share adjustment factor for such successor reference shares on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in good faith as of the change date, taking into account, among other things, the closing price of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with "—Anti-dilution adjustments."

        Following the selection of the successor reference shares, the share adjustment factor of the successor reference shares will be subject to adjustment as described above under "—Anti-dilution adjustments."

        If the successor reference shares are selected, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the change date, of the successor reference share issuer, the successor reference shares and the initial share price for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

        If the calculation agent selects the applicable underlying equity security to replace the reference shares pursuant to clause (B) of the first paragraph under "—Delisting of ADSs or termination of ADS facility" above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADS multiplied by the number of the applicable underlying equity securities represented by a single ADS, subject to further adjustments as described under "—Anti-dilution adjustments." The final share price for such reference shares will be expressed in U.S. dollars, converting the closing price of the applicable underlying stock on the final valuation date into U.S. dollars using the applicable exchange rate as described below.

        On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters Group PLC ("Reuters") on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the notes as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        Upon the purchase and surrender for cancellation of any notes by us or the redemption of any notes, such notes will be cancelled by the trustee.

Book-entry, delivery and form

        We will issue the notes in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the notes are represented by the global notes, we will pay the payment at maturity on the notes, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further securities ranking on an equal basis with the notes being offered hereby in all respects. Such further securities will be consolidated and form a single series with the notes being offered hereby and will have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Notices

        Notices to holders of the notes will be made by first class mail, postage prepaid, to the registered holders.

 THE REFERENCE SHARES

        The reference shares to which the notes are linked will be specified in the applicable pricing supplement. In the relevant pricing supplement, we will provide summary information regarding the business of the reference share issuer based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

        Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is http://www.sec.gov. Information regarding the issuer of each reference share may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

        This product supplement and the relevant pricing supplement relate only to the notes offered thereby and do not relate to the reference shares or other securities of the reference share issuers. We have derived any and all disclosures contained in this product supplement and the relevant pricing supplement regarding the reference share issuers from the publicly available documents described above. In connection with the offering of the notes, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the reference share issuers. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the reference share issuers is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the reference shares (and therefore the final share prices) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the reference share issuers could affect the payment at maturity with respect to the notes and therefore the trading prices of the note.

        Neither we nor any of our affiliates makes any representation to you as to the performance of the reference shares.

        We and/or our affiliates may currently or from time to time engage in business with the reference share issuers, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the reference shares or the reference share issuers, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the reference shares or reference share issuers, and these reports may or may not recommend that investors buy or hold the reference shares. As a prospective purchaser of a note, you should undertake an independent investigation of the reference shares and reference share issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

  •
  a financial institution,

  •
  a mutual fund,

  •
  a tax-exempt organization,

  •
  a grantor trust,

  •
  certain U.S. expatriates,

  •
  an insurance company,

  •
  a dealer or trader in securities or foreign currencies,

  •
  a person (including traders in securities) using a mark-to-market method of accounting,

  •
  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

        There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Our special tax counsel,

Orrick, Herrington & Sutcliffe LLP, has advised that the securities should be eligible for open transaction treatment. The applicable pricing supplement for the securities will state whether the securities should be treated, for U.S. federal income tax purposes, as a prepaid financial contract or a prepaid forward contract, with respect to the relevant underlying or the basket, as applicable. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization, and the balance of this discussion assumes that the securities will be so treated.

        You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption, or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. It is also possible that the IRS would seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax adviser regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        In accordance with the agreed-upon tax treatment described above (and subject to the discussion below under "Constructive Ownership Transaction Rules"), upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder's tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.

        Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Constructive Ownership Transaction Rules

        Under Code section 1260, all or a portion of the gain arising from certain "constructive ownership transactions" may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income. These rules by their terms may apply to all or a portion of the gain derived from the securities if the securities reference an equity interest in a "pass-thru entity" within the meaning of Code section 1260, which includes shares in an exchange-traded fund. The applicable pricing supplement for the securities will contain additional information relating to Code section 1260 if they reference an equity interest in a pass-thru entity.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding Notice 2008-2 and its possible impact on you.

Possible Legislation on Prepaid Derivative Contracts

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") that was referred to the House Ways and Means Committee of the previous Congress and would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill. No further action was taken on the Bill and it has not been reintroduced in the current Congress. The Bill, if reintroduced with the same language, would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly U.S. federal short-term rate determined under Code section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to the contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if reintroduced with the same language and enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding the Bill and any future tax legislation that may apply to your securities.

Backup Withholding and Information Reporting

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

 BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding notes on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

 UNDERWRITING

        Unless otherwise specified in the applicable pricing supplement, we will sell the notes to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the notes it has purchased as principal to other dealers. CSSU may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any notes, the public offering price, concession and discount of such notes may be changed.

        Each issue of notes will be a new issue of notes with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the notes. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker- dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker- dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the notes and any broker-dealer subsidiary or affiliate that does make a market in the notes may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the notes. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        CSSU is our affiliate. Accordingly, any offering in which CSSU participates as an underwriter will be conducted in accordance with the applicable provisions of Section 2720 of the Rules of the Financial Industry Regulatory Authority.

        We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

        In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by CSSU in excess of the principal amount of notes CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing notes in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

        CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        In the United States, the notes may be offered for sale in those jurisdictions where it is lawful to make such offers.

        CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or CSSU that would permit a public offering of the notes or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the notes as described in this product supplement, we may issue other notes from time to time as described in the accompanying prospectus supplement and prospectus.

NOTICE TO INVESTORS

  Argentina

        The notes are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

  Uruguay

        This is a private offering. The notes have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

  Brazil

        Each purchaser of the notes will be required to represent and agree that it has not offered or sold, and will not offer or sell, any securities in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

  Mexico

        The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement and the accompanying pricing supplement, prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

  Chile

        NEITHER THE ISSUER NOR THE NOTES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRODUCT SUPPLEMENT AND THE ACCOMPANYING PRICING SUPPLEMENT, PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE NOTES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

  European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the notes that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

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  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

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  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

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  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of notes described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this product supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Credit Suisse